UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008 (August 17, 2008)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2008, LifePoint Hospitals, Inc. (together with its subsidiaries, the “Company”) announced the retirement of William M. Gracey, the Company’s Executive Vice President and Chief Operating Officer. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.
Mr. Gracey will remain with the Company as an Executive Vice President through April 30, 2009 (the “Retirement Date”), but will no longer be the Company’s Chief Operating Officer. LifePoint CSGP, LLC (a subsidiary of LifePoint Hospitals, Inc.) and Mr. Gracey have entered into a Retirement Agreement and General Release (the “Agreement”). Pursuant to the Agreement, Mr. Gracey will transition his responsibilities to the new Chief Operating Officer, cooperate with the Company in various matters in which his knowledge of the business of the Company may be relevant, release any claims he may have against the Company and be subject to certain covenants regarding confidentiality, non-competition, non-solicitation and other matters.
Until the Retirement Date, Mr. Gracey will continue to receive his current salary and employee benefits and be eligible to receive his bonus for 2008, subject to the terms of the Executive Performance Incentive Plan. Subject to the terms of the Agreement, as of the Retirement Date, the Company will accelerate the vesting of the restricted shares granted to Mr. Gracey on April 22, 2005 and March 1, 2007 and a portion of the stock options granted on February 28, 2008. On November 2, 2009, the Company will pay Mr. Gracey a one-time payment equal to his current salary as of August 21, 2008.
David M. Dill, currently the Company’s Executive Vice President and Chief Financial Officer, will become the Company’s Executive Vice President and Chief Operating Officer once the Company has identified and retained a new Chief Financial Officer. The Company has initiated a national search for a new Chief Financial Officer.
Prior to joining LifePoint as Chief Financial Officer in July 2007, Mr. Dill served as Executive Vice President of Fresenius Medical Care North America and as Chief Executive Officer of the East Division of Fresenius Medical Care Services, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA, where he oversaw operations generating in excess of $2 billion in annual revenue. Mr. Dill also previously served as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group was acquired by Fresenius Medical Care on March 31, 2006.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Copy of press release issued by the Company on August 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President and Chief Legal Officer

Date: August 21, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Copy of press release issued by the Company on August 21, 2008.